Exhibit 99.1

Live Ventures Incorporated Receives Notification of Deficiency from Nasdaq Related to Delayed Quarterly Report on Form 10-Q

Company Regains Compliance with Respect to Prior Deficiency Relating to Filing of Form 10-K

Las Vegas, NV (February 24, 2020) – Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company, previously announced that it was delaying the filing of its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019 to allow the company additional time to finalize its financial statements to be filed as part of the Form 10-Q.

In connection with the delayed Form 10-Q, on February 20, 2020, Live Ventures received a standard notice from Nasdaq stating that the company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of periodic financial reports with the Securities and Exchange Commission. The Nasdaq notice has no immediate effect on the listing or trading of Live Ventures’ common stock on the Nasdaq Capital Market. Under Nasdaq’s listing rules, Live Ventures has 60 calendar days from the date of the letter, or April 20, 2020, to submit a plan to regain compliance. If the plan is accepted, Live Ventures can be granted an exception of up to 180 calendar days from the Form 10-Q’s original due date, or until August 12, 2020, to regain compliance. Live Ventures expects to submit a plan to regain compliance or file its Form 10-Q within the timeline prescribed by Nasdaq.

On January 17, 2020, Live Ventures received a standard notice from Nasdaq that the company was not in compliance with the Listing Rule as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (the “Form 10-K”).  On February 10, 2020, Live Ventures filed the Form 10-K.  On February 11, 2020, Nasdaq notified the company that the filing of the Form 10-K closed the matter referenced in its January 17, 2020 notice.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary Marquis Industries, the company manufactures and sells residential and commercial carpets primarily in North America. Marquis Industries also designs, sources and sells hard-surface flooring. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep. Through its subsidiary ApplianceSmart, the company sells new major and out-of-the box household appliances in the United States through a chain of company-owned retail stores operating under the name ApplianceSmart®.

Forward-Looking and Cautionary Statements

The use of the word “company” or “Company” refers to Live Ventures Incorporated and its wholly-owned subsidiaries.  This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements and include statements relating to the Company’s ability to file its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019.  Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035
tmatula@liveventures.com
http://www.liveventures.com
Source:  Live Ventures Incorporated